Exhibit 99.1

Tower Group, Inc. Estimates Losses from Third Quarter Catastrophes; Will Release Third Quarter Results November 7, 2011

NEW YORK--(BUSINESS WIRE)--October 3, 2011--Tower Group, Inc. (NASDAQ: TWGP) announced today that it expects to include in its third quarter earnings results between $50 million and $60 million in pre-tax charges from homeowners and commercial property losses related to Hurricane Irene and unusually severe weather activity that occurred in the Northeast United States immediately preceding and following the hurricane. Tower expects the catastrophe and severe weather-related losses will reduce its third quarter earnings per share by $0.80 to $0.95.

Tower expects to release third quarter 2011 financial results on Monday, November 7, 2011 after the market close. Tower will also host a conference call and webcast to discuss these results on Tuesday, November 8, 2011, at 9:00 a.m. ET. Michael Lee, President and Chief Executive Officer, and Bill Hitselberger, Executive Vice President and Chief Financial Officer, will lead the conference call.

This conference call will be broadcast live over the Internet. To access the listen-only webcast, please visit the Investor Information section of the Tower Group, Inc. website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm.

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, you will be able to listen to a webcast, which will be archived in the Investor Information section of The Tower Group, Inc. website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group Companies is one of the 50 largest providers of property and casualty insurance products and services in the U.S. Through its insurance company subsidiaries, Tower (NASDAQ: TWGP) provides personal and commercial insurance for small to medium-sized businesses through its network of retail and wholesale agents across the country. Tower also offers specialty insurance products through a national network of program underwriting agents.

For more information visit Tower's website at http://www.twrgrp.com/.

CONTACT:
Tower Group, Inc.
Bill Hitselberger, 212-655-2110
Executive Vice President and Chief Financial Officer
bhitselberger@twrgrp.com